Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Terry G. Roussel and Sharon C. Kaiser, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge, the Annual Report of Cornerstone Realty Fund, LLC on Form 10-K for the twelve month period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Cornerstone Realty Fund, LLC.

/s/ TERRY G. ROUSSEL
Date: March 21, 2007	Terry G. Roussel
Chief Executive Officer (Principal Executive Officer) of
Cornerstone Ventures, Inc., Managing Member of
Cornerstone Industrial Properties, LLC, the Managing Member of
Cornerstone Realty Fund, LLC

/s/ SHARON C. KAISER
Date: March 21, 2007	Sharon C. Kaiser
Chief Financial Officer (Principal Financial Officer and Principal
Accounting Officer) of
Cornerstone Ventures, Inc., Managing Member of
Cornerstone Industrial Properties, LLC, the Managing Member of
Cornerstone Realty Fund, LLC